Marcum LLP n One Montgomery Street n Suite 1700 n San Francisco, California 94104 n Phone 415.432.6200 n Fax 415.432.6201 n marcumllp.com April 18, 2025 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Cipher Mining Inc. under Item 4.01 of its Form 8-K dated April 18, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Cipher Mining Inc. contained therein. Very truly yours, Marcum LLP